UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2014

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As disclosed in the Current Report on Form 8-K filed on December 12, 2014, Caesars Entertainment Corporation (“CEC”) and Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), are continuing confidential discussions with certain beneficial holders of CEOC’s 11.25% senior secured notes due 2017, CEOC’s 8.5% senior secured notes due 2020 and CEOC’s 9% senior secured notes due 2020 (the “First Lien Bondholders”) regarding the material economic terms for a restructuring of CEOC’s debt (a “Restructuring”).

In light of the ongoing discussions with the First Lien Bondholders with respect to a Restructuring, at this time CEOC has elected not to pay the following interest payments due December 15, 2014: (i) a $41.3 million interest payment that was due on CEOC’s 10% second-priority senior secured notes due 2015 (the “2015 Second Lien Notes”) and 10% second-priority senior secured notes due 2018 (the “2018 Second Lien Notes(1)”) issued under the indenture dated December 24, 2008 (the “December 2008 Indenture”) and (ii) a $184.0 million interest payment that was due on CEOC’s 10% second-priority senior secured notes due 2018 (the “2018 Second Lien Notes(2)” and, together with the 2015 Second Lien Notes and the 2018 Second Lien Notes(1), the “Second Lien Notes”) issued under the indenture dated April 15, 2009 (the “April 2009 Indenture”). The December 2008 Indenture and the April 2009 Indenture each provides for a 30-day grace period for an interest payment before an event of default may be deemed to have occurred under such indenture. There is approximately $825 million of Second Lien Notes outstanding under the December 2008 Indenture and $3.7 billion of Second Lien Notes outstanding under the April 2009 Indenture. As of September 30, 2014, CEOC had approximately $1.5 billion of cash and cash equivalents.

No assurances can be made that (a) a Restructuring will be implemented or (b) an agreement will be reached between CEC, CEOC and CEOC’s creditors on the terms of a Restructuring.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: December 15, 2014	By:	/S/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary